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                      LXR Biotechnology Inc. and Subsidiary
                                  Exhibit 11.01
                        Computation of Net Loss Per Share



                                                            Three Months Ended                      Nine Months Ended
                                                               September 30,                           September 30,
                                                     --------------------------------        --------------------------------
                                                         1998                1997                1998                1997
                                                     ------------        ------------        ------------        ------------
Net Loss                                             $  1,974,358        $  2,148,903        $  7,758,939        $  6,286,890
                                                     ------------        ------------        ------------        ------------

Weighted average number of shares outstanding:
Common Stock                                           28,503,147          21,818,675          28,017,919          21,816,393
Common Stock to be issued                                  76,722             152,283              75,606             150,769
                                                     ------------        ------------        ------------        ------------

                                                       28,579,869          21,970,958          28,093,525          21,967,162
                                                     ============        ============        ============        ============

Net Loss Per Share                                   $      (0.07)       $      (0.10)       $      (0.28)       $      (0.29)
                                                     ============        ============        ============        ============